UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

As previously disclosed, on June 14, 2017, GenOn Energy, Inc. (“GenOn”), GenOn Americas Generation, LLC (“GAG”) and certain of their directly and indirectly-owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

On October 2, 2017, the Debtors, each wholly-owned material subsidiary of GenOn (the “Guarantors”) and certain holders of senior unsecured notes issued by GenOn and GAG that are also members of the respective ad hoc steering committees composed of GenOn and GAG notes holders (the “Backstop Parties”), entered into the Amended and Restated Backstop Commitment Letter (the “Amended Backstop Letter”).  The Amended Backtop Letter replaces that certain Backstop Commitment Letter, dated as of June 12, 2017, and the first amendment thereto in their entirety.

On October 2, 2017, the Debtors, NRG Energy, Inc. (“NRG”) and certain required consenting noteholders entered into an amendment (the “RSA Amendment”) to that certain Restructuring Support and Lock-Up Agreement, dated as of June 12, 2017 (the “Restructuring Support Agreement”), which was previously disclosed and entered into by the Debtors, NRG, certain holders representing greater than 93% in aggregate principal amount of GenOn’s outstanding senior unsecured notes and certain holders representing greater than 93% in aggregate principal amount of GAG’s outstanding senior unsecured notes signatory thereto.

The Amended Backstop Letter and the RSA Amendment, among other things, remove the Debtors’ requirement to conduct a rights offering in connection with the Debtors’ exit financing. The foregoing description of the Amended Backstop Letter and the RSA Amendement does not purport to be complete and is qualified in its entirety by reference to the Amended Backstop Letter and the RSA Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 8.01.     Other Events.

On June 29, 2017, the Debtors filed an initial joint plan of reorganization and a related disclosure statement with the Bankruptcy Court consistent with the Restructuring Support Agreement.

On October 2, 2017, the Debtors filed a Second Amended Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (the “Amended Plan”) and a related Disclosure Statement (the “Disclosure Statement”) with the Bankruptcy Court. Among other changes, the Amended Plan and Disclosure Statement remove the previously-contemplated rights offering, consistent with the Amended Backstop Letter and the RSA Amendment.

NRG recommends that holders of claims refer to the limitations, risk factors and qualifications included in the Amended Plan and the Disclosure Statement, as applicable, with respect to the information contained therein. Information contained in the Amended Plan and the Disclosure Statement is subject to change, whether as a result of amendments to the Amended Plan, requirements by the Bankruptcy Court, actions of third parties, or otherwise.

This Current Report on Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Amended Plan. There can be no assurance that the Debtors’ stakeholders will approve the Amended Plan, or that the Bankruptcy Court will confirm the Amended Plan. The Debtors will emerge from Chapter 11 when a plan receives the requisite approval from holders of claims, the Bankruptcy Court enters an order confirming a plan, and certain conditions to the effectiveness of a plan, as stated therein, are satisfied.

The foregoing description of the Amended Plan and Disclosure Statement does not purport to be complete and is qualified in its entirety by reference to the Amended Plan and Disclosure Statement, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are also available at http://dm.epiq11.com/genon.

Cautionary Note Regarding Forward-Looking Information

Certain of the statements included in this Current Report on Form 8-K constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to future actions and strategies of NRG, GenOn and their respective subsidiaries.

These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of NRG, GenOn and their respective subsidiaries may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in NRG’s and GenOn’s reports filed with the SEC.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amended and Restated Backstop Commitment Letter, dated as of October 2, 2017, by and among GenOn Energy, Inc., GenOn Americas Generation, LLC, the guarantors party thereto and backstop parties thereto.

10.2

First Amendment, dated as of October 2, 2017, to the Restructuring Support and Lock-Up Agreement, dated as of June 12, 2017, by and among GenOn Energy, Inc., GenOn Americas Generation, LLC, NRG Energy, Inc. and the consenting noteholders party thereto.

99.1	Second Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its debtor affiliates.

99.2	Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its debtor affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 6, 2017		NRG Energy, Inc.
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary